UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2006 (July 31, 2006)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02
NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
(a) On July 31, 2006, the Audit Committee of the Board of Directors approved management’s recommendation that the Company’s consolidated financial statements and related disclosures (i) for the fiscal year ended January 28, 2006, and (ii) for the periods ended April 29, 2006, October 29, 2005 and July 30, 2005 be restated in response to comments from the Staff of the Securities and Exchange Commission primarily related to the fair value of the warrants and that such previously filed financial statements and the associated report of our independent registered public accounting firm should no longer be relied upon. The Company will revise its accounting related to the fair value of warrants by eliminating the application of a block sale discount. This matter was discussed by management with the Company’s independent registered public accounting firm.
These non-cash adjustments have no effect on the (i) financial statements of the Company’s consolidated subsidiary, DSW, Inc., (ii) Company’s historical or future net cash flows, (iii) timing of payments under any debt agreements and (iv) income tax returns filed by the Company.
The correction of the above-noted errors had the following impact on the consolidated financial statements for the periods noted:
Quarter ended April 29, 2006

Increased the Warrant liability by $61.1 million, increased (Accumulated deficit) retained earnings by $75.3 million, increased Common shares by $14.2 million and increased by $5.4 million all of the following (i) Change in fair value of warrants, (ii) Operating loss, (iii) Loss before income taxes and minority interest, (iv) Loss before minority interest and (v) Net loss for the quarter ended April 29, 2006. The basic and diluted loss per share also increased to $1.58.

Fiscal year ended January 28, 2006

Increased the Warrant liability by $78.7 million, reduced Retained earnings by $69.9 million, reduced Common shares by $8.8 million and increased by $69.9 million all of the following (i) Change in the fair value of warrants, (ii) Operating loss, (iii) Loss before income taxes and minority interest, (iv) Loss before minority interest and (v) Net loss. The basic and diluted loss per share increased to $4.75. This adjustment had no effect on the previously reported net loss in the years ended January 29, 2005 and January 31, 2004.

Quarter ended October 29, 2005

Increased the Warrant liability by $48.3 million, reduced Retained earnings by $39.5 million, and reduced Common shares by $8.8 million. The correction of the error for the three months ended October 29, 2005 increased by $2.2 million all of the following (i) Change in fair value of warrants, (ii) Operating profit, (iii) Income before income taxes, (iv) Income before minority interest and (v) Net income. The correction of the error for the nine months ended October 29, 2005 increased by $39.5 million all of the following (i) Change in fair value of warrants, (ii) Operating loss, (iii) Loss before income taxes (iv) Loss before minority interest and, (v) Net loss. The basic and diluted earnings per share increased to $1.43 and $0.92, respectively for the three months ended October 29, 2005 and basic and diluted loss per share increased to $2.94 for the nine months ended October 29, 2005.

Quarter ended July 30, 2005

Increased the Warrant liability by $50.5 million, reduced (Accumulated deficit) retained earnings by $41.7 million, reduced Common shares by $8.8 million and for the three and six months ended July 30, 2005 increased by $41.7 million all of the following (i) Change in fair value of warrants, (ii) Operating loss, (iii) Loss before income taxes and minority interest, (iv) Loss before minority interest and (v) Net loss. The basic and diluted loss per share increased to $4.03 for the three months ended July 30, 2005 and $4.49 for the six months ended July 30, 2005.
The Company will file the restated consolidated financial statements as amendments to periodic reports with the Securities and Exchange Commission on the appropriate forms as soon as practicable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: August 1, 2006	By:	/s/ James A. McGrady

James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary